UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 8, 2005, Sunset Financial Resources, Inc. (the “Company”) and George O. Deehan entered into an employment agreement, pursuant to which Mr. Deehan was appointed as the Company’s President and Chief Operating Officer. The following summary is qualified in its entirety by the full text of the employment agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The employment agreement is for a term of two years and automatically renews for one year terms unless notice of non-renewal is given by either party at least 180 days prior to the expiration of the renewal term.

The employment agreement provides that in the event of a change of control and the termination of Mr. Deehan’s employment on or before the first anniversary of the change in control (other than for cause), he shall receive a severance payment equal to 2.0 times his then current base salary.

The employment agreement also contains a non-solicitation agreement which generally prohibits Mr. Deehan from inducing others to misuse the Company’s confidential information or from offering or aiding others in offering employment to the Company’s employees while he is employed by the Company and for a period of six months after his termination, provided that such termination is:

•	for cause;

•	due to his disability; or

•	due to his leaving without “good reason,” which is generally defined as reasons such as a reduction in his duties or executive status, relocation 25 miles or more away, and similar actions.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 8, 2005, George O. Deehan was appointed President and Chief Operating Officer of Sunset Financial Resources, Inc. (the “Company”). In connection with his appointment, Mr. Deehan has resigned from the Company’s compensation committee and audit committee; however, he will remain as a director of the Company.

From November 2004 to the present, Mr. Deehan has served as a director of Paragon Financial Corporation. From August 2003 until November 2004, he served as the Chairman and Chief Executive Officer of Paragon Financial Corporation. From August 2000 to March 2002, he served as President of eOriginal Company, a software development company. From August 1998 to August 2000, he served as the Chief Executive Officer of Advanta Leasing Services. Mr. Deehan is on the board and is compensation committee chairman and on the audit committee of NYFIX Corporation (Nasdaq: NYFX). He is 62 years old.

The Company and Mr. Deehan have entered into an employment agreement. The information provided above under Item 1.01 – Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Title
10.1	Employment Agreement with George O. Deehan, dated August 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2005

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ Bert Watson
Bert Watson
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Title
10.1	Employment Agreement with George O. Deehan, dated August 8, 2005.